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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statement (Form S-8 No. 333-36957 and Form S-8 No. 333-50056) pertaining to the 1996 Stock Option Plan of Triumph Group, Inc., and

  2)
  Registration Statement (Form S-8 No. 333-81665) pertaining to the Directors' Stock Option Plan of Triumph Group, Inc.

of our reports dated June 13, 2005 with respect to the consolidated financial statements and schedule of Triumph Group, Inc., Triumph Group, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Triumph Group, Inc., included in the Annual Report (Form 10-K) for the year ended March 31, 2005.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 13, 2005

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Consent of Independent Registered Public Accounting Firm